                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

             SL INDUSTRIES, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

            MT. LAUREL, N.J., December 12, 2003 - SL INDUSTRIES,  INC. (AMEX and
PHLX:SLI)  announced  today  that its  Board of  Directors  has  authorized  the repurchase  of up to 10% of the  outstanding  shares of the common  stock of the
Company,  or approximately  550,000 shares. Any repurchases would be made if and when  management  considers  appropriate and in the open market or in negotiated transactions.

ABOUT SL INDUSTRIES

            SL Industries, Inc. designs, manufactures and markets Power and Data
Quality  (PDQ)  equipment  and  systems  for  industrial,   medical,  aerospace,
telecommunications  and consumer  applications.  For more  information  about SL
Industries,  Inc.  and its  products,  please  visit the  Company's  web site at
www.slindustries.com.

FORWARD-LOOKING STATEMENTS

            This press  release  contains  statements  that are  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

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Contact:

            SL Industries, Inc.
            David R. Nuzzo, 856-222-5515